Exhibit 32

CERTIFICATION PURSUANT TO

 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of EOS Preferred Corporation (the “Company”) for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Brian Kuelbs, President of the Company, and Robert J. Leist, Jr., Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of their knowledge, that:

(1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 13, 2012	By:	/s/ Brian Kuelbs
Brian Kuelbs
President (Principal Executive Officer)

Date: April 13, 2012	By:	/s/ Robert J. Leist, Jr.
Robert J. Leist, Jr.
Chief Financial Officer (Principal Financial Officer)